Exhibit 99.1

PROTONEX TECHNOLOGY CORPORATION

153 NORTHBORO ROAD

SOUTHBOROUGH, MASSACHUSETTS  01772-1034

SPECIAL MEETING OF SHAREHOLDERS

                                 , 2015

The undersigned hereby appoints            ,            , and            , or each of their designees, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of capital stock of Protonex Technology Corporation, a Delaware corporation  (“Protonex”) which the undersigned is entitled to vote at the Special Meeting of Shareholders (“Meeting”), to be held at 153 Northboro Road, Southborough, Massachusetts 01772-1034, United States on           ,           , 2015 at 10:00 a.m. Eastern Daylight Time, and at any and all adjournments thereof, as follows:

1.                                      To consider and vote upon the proposal to adopt and approve the Merger Agreement and the Merger set forth in the agreement and plan of merger (the “Merger Agreement”) by and among Ballard Power Systems Inc., a corporation incorporated under the laws of Canada (“Ballard”), BPC SubCo Inc., a Delaware corporation and wholly-owned subsidiary of Ballard (“Merger Sub”), Protonex and Edward J. Stewart, as stockholder representative, pursuant to which Merger Sub will merge with and into Protonex, with Protonex surviving as a wholly-owned subsidiary of Ballard, and Ballard will issue common shares to the stockholders of Protonex in exchange for all issued and outstanding shares of Protonex common stock, as more fully described in the accompanying proxy statement/prospectus. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement/prospectus.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.                                     To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” the above listed proposition.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PROTONEX TECHNOLOGY CORPORATION

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the corporate secretary of Protonex at the Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the corporate secretary of Protonex of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from Protonex prior to the execution of this proxy of Notice of the Meeting, and a proxy statement/prospectus dated               , 2015.

Please check here if you

plan to attend the Special Meeting      ☐

Dated:

print name of shareholder	print name of shareholder

signature of shareholder	signature of shareholder

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.